SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 11, 2015

CIRCLE ENTERTAINMENT INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-33902	36-4612924
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 Madison Avenue New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 838-3100

(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

Previous independent registered public accounting firm

On February 11, 2015, Circle Entertainment Inc. (the “Company”) was notified by L.L. Bradford & Company, LLC  (“Bradford”)  that the firm resigned as the Company’s  independent registered public accounting firm.  Except as noted in the paragraph immediately below, the report of Bradford on the Company’s financial statements for the two years ended December 31, 2013 and for the period then ended did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principle.

The report of Bradford on the Company’s financial statements for the two years ended December 31, 2013 contained an explanatory paragraph which noted that there was substantial doubt as to the Company’s ability to continue as a going concern because the Company has limited available cash, has a working capital deficiency and will need to rely on a certain funding agreement or secure new financing or additional capital in order to pay its obligations.

During the years ended December 31, 2013 and 2012 and the interim period through February 11, 2015 (the date of resignation), (i) the Company had no disagreements with Braford on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Bradford’s satisfaction, would have caused Bradford to make reference to the subject matter of the disagreement in connection with its reports and (ii) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Braford with a copy of the disclosures with respect to Bradford set forth herein in response to Item 304(a) of Regulation S-K prior to filing this Current Report on Form 8-K with the Commission, and requested that Bradford furnish it with a letter addressed to the Commission stating whether it agrees with such disclosures and, if not, stating the respects in which it does not agree. Attached hereto as Exhibit 16.1 is a copy of Bradford’s letter stating its agreement with such statements.

New independent registered public accounting firm

On February 11, 2015  (the “Engagement Date”), the Audit Committee of the Company’s Board of Directors engaged RBSM LLP (“RBSM ”) as the Company’s  independent registered public accounting firm for the Company’s fiscal year ended December 31, 2014 and the fiscal year ending December 31, 2015.

During the two most recent fiscal years and through the Engagement Date, the Company has not consulted with RBSM regarding either: (i) the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided that RBSM  concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (b) any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

 Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

16.1	Letter from L.L. Bradford & Company, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIRCLE ENTERTAINMENT INC.

Dated: February 11, 2015	By:	/s/ Mitchell J. Nelson
Name: Mitchell J. Nelson
Title: Executive Vice President, General Counsel and Secretary